Exhibit 10.46
                                                                     Translation

                         Irrevocable Letter of Guaranty
                    (Applicable to Credit Facility Agreement)

                          No. Jie 2005 Zong 1145042R-1

To: Shenzhen Branch, China Construction Bank

In order to secure the creditor's right of your bank, the Guarantor is willing to provide unconditional and irrevocable guaranty of joint and several liability for the indebtedness of Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as "Obligor") under the Comprehensive Credit Facility Agreement (Ref. Jie 2005 Zong 1145042) entered into by your bank and the Obligor. The Guarantor undertakes that:

Article 1. Creditor's Right to be Secured

The master agreement of this letter of guaranty includes the Comprehensive Credit Facility Agreement (Ref. Jie 2005 Zong 1145042) and all of its appendixes including but not limited to all application letter, notification, supplementary agreement, all certificate and credence and other legal documents constituting the debt relationship which are entered into or issued in accordance with the aforesaid Comprehensive Credit Facility Agreement.
The creditor's right to be secured refers to all the creditor's rights of your bank under the master agreement.
At any time during the valid period of the credit facility under the master agreement, your bank may provide financing for the Obligor in a revolving and continuous manner and in accordance with the master agreement provided that the remaining balance of unpaid debt by the Obligor is within the agreed credit facility limit. The Guarantor shall provide guaranty to secure the creditor's right of your bank constituted by the abovementioned financing, regardless of a) the time and amount of the financing; and b) whether the performance period of each financing is over the valid period of the credit facility under the master agreement; and c) whether the term of the financing is extended.



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Article 2. Scope of Guaranty

The guaranty covers: all principals und eth master agreement, all interest (including penalty interest and compound interest) under the master agreement and the appendixes and the breach of contract compensation, damages and expenses incurred in realizing the creditor's right.

Article 3. Method of Guaranty

The Guarantor shall provide the guaranty of joint and several liability of his/her own will. If there are more than one Guarantors, each Guarantor shall jointly provide guaranty of joint and several liability for the relevant indebtedness. In case of breach of master agreement by the Obligor, your bank is entitled to demand the Guarantor to fulfill his/her obligation of guaranty within the agreed scope.

The Guarantor hereby confirms that in case that the Obligor fails to perform its obligations under the master agreement, your bank is entitled to demand the Guarantor to fulfill his/her obligation of guaranty within the agreed scope, no matter whether there is any other methods of security for the relevant indebtedness under the master agreement (including but not limited to guaranty, mortgage, pledge, letter of guaranty etc.).

Article 4. Period of Guaranty

The period of guaranty shall be determined in accordance with each financing under the master agreement. The period of guaranty for each financing shall be the start date of each financing under the master agreement and its supplementary agreement to the end of 2 years after the expiry of the performance period of the debt. In case that the extension agreement for the debt is agreed by the Obligor and your bank, the period of guaranty shall end at the end of 2 years after the expiry of the extended performance period of the debt.

Article 5. Signature and Amendment of the Master Agreement

Your bank and the Obligor shall determine the amount, term, interest rate, loan purpose and obligations and rights of each party etc. in the master agreement.


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The Guarantor  hereby  confirms that the obligation of guaranty of the Guarantor shall not be affected by the amendment of the master agreement except for increase of loan amount and extension of the loan term, even without approval by the Guarantor.
The obligation of guaranty of the Guarantor shall not be affected by the adjustment of interest rate of the master agreement due to regulatory rules, even without approval by the Guarantor.

Article 6. Independency

This letter of guaranty is independent from the master agreement. The validity of this letter of guaranty shall not be affected by the invalidity of part or whole of the master agreement. In case that the master agreement becomes invalid, the Guarantor shall bear the joint and several liability for the indebtedness of the Obligor in form of return of property or compensation of loss.
The validity of this letter of guaranty shall not be affected by any contract, agreement, guaranty, understanding or dispute between your company and the Obligor or between the Guarantor and the Obligor.
The obligation of guaranty of the Guarantor shall not be decreased or exempted because of the merger, division, share transformation, capital increase/decrease, joint venture, co-management or alteration of company name of the Obligor during the guaranty period.

Article 7. Undertakings

The property of the Guarantor is sufficient to assure the performance of the Guarantor of his/her obligation of guaranty.
The Guarantor shall use all of his/her property (including the family property) to assume the obligation of guaranty. The Guarantor shall not dispose of such property (in form of creation of pledge, mortgage or transfer etc.) without prior consent of your bank from the date of signature of this letter of guaranty. Your bank is entitled to purchase insurance for or create mortgage or pledge over such property when it is deemed necessary by your bank and the Obligor shall provide all necessary assistance.
The Guarantor shall not provide guaranty for any other third party which may exceed the financial capacity of the Guarantor without the prior consent by your bank. If the abovementioned property is not sufficient for the performance of the obligation of guaranty, the Guarantor shall settle the gap by other means.



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The Guarantor shall provide the list of all of his/her property to your bank and your bank is entitled to evaluate the property when necessary at the cost of the Guarantor. The Guarantor undertakes that he/she has the full ownership of and full right to dispose of the property listed.

Article 8. Performance of Obligation of Guaranty Before Expiry

During the guaranty period, your bank may declare the indebtedness of the Obligor becomes mature due to circumstances stipulated under the master agreement or circumstances which are deemed by your bank as serious enough to materially impair the realization of the creditor's right of your bank. Under such circumstances, your bank is entitled to demand the performance of obligation of guaranty by the Guarantor before the expiry date and the Guarantor shall so act as required by your bank.

Article 9. Transfer of Amount Payable

Your bank is entitled to transfer directly to your bank the amount of money deposited in the account of China Construction Bank by the Guarantor which is payable by the Guarantor within the scope of guaranty.

Article 10. Miscellaneous

1. Your bank is entitled to supervise the capital and financial status of the Guarantor during the guaranty period and the Guarantor shall provide all necessary materials.
2.   The Guarantor shall supervise the usage of the loan by the Obligor.
3. The Guarantor hereby authorizes your bank to handle the collection of mature receivables of the Guarantor for the Guarantor and use such receivables to settle the indebtedness of the Guarantor owed to your bank, when it is deemed necessary by your bank.
4. The Guarantor understands the risk of floating interest rate and agrees to assume any added obligation of guaranty due to interest rate fluctuation in case that the floating interest rate is adopted in the master agreement.

Article 11. Applicable Law and Dispute Settlement

The applicable law for this letter of guaranty shall be laws of People's Republic of China.
Any dispute arising from the performance of this letter of guaranty shall be settled by negotiation by the parties. In case that no settlement can be reached, the dispute shall be submitted to the People's Court located in the region of your bank.
Both parties shall continue to perform this letter of guaranty during the litigation except for the part at issue.

Article 12. Effectiveness

This letter of guaranty shall come into effect once is signed by the Guarantor.

Article 13. This letter of guaranty has four originals.

Article 14. Statement

1. The Guarantor understands clearly the business scope and authorization of your bank.
2. The Guarantor has read all clauses of this letter of guaranty and fully understands the meaning and legal implication of this letter of guaranty.
3.   The Guarantor has the right to sign this letter of guaranty.
4. The Guaranor understands clearly that the Dapeng Division will be the engaging division of your bank. The engaging division is authorized to, under the its own name, carry out the performance of (part or whole of) the master agreement and this letter of guaranty, collection of debt, litigation, arbitration and enforcement and is authorized to stamp on the relevant materials or credence with the chop of the engaging division.

Guarantor (Signature): Li Xiangqian
ID card no. 620105680808107
Address: 21 D, Yijing Yuan, Tian'an Golf Park, Shenzhen
Fax: 0755-83841596    Tele: 83841696
Date: 19 August 2005



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                    Statement by the Spouse of the Guarantor

I, the spouse of the Guarantor, am fully aware of this letter of guaranty. I hereby confirm that the property of the Guarantor shall belong to himself/herself after our marriage and the indebtedness of the Guarantor shall be born by us jointly and severally. I agree to provide the abovementioned guaranty based upon the joint property of us.

Signature: __________________________
ID Card No. _________________________
Date: 19 August 2005